Main Street Capital Announces First Quarter 2011 Financial Results

Distributable NII Per Share Increased 67% to $0.40

HOUSTON, May 5, 2011 /PRNewswire/ -- Main Street Capital Corporation (NYSE: MAIN) ("Main Street") announced today its financial results for the first quarter ended March 31, 2011.

First Quarter 2011 Highlights

  Total investment income of $13.4 million, representing an 89% increase from first quarter 2010
  Distributable net investment income of $7.8 million (or $0.40 per share), representing a 122% increase from first quarter 2010 (1)
  Distributable net realized income of $7.8 million (or $0.40 per share) (1)
  Net Asset Value of $319.0 million (or $13.90 per share) at March 31, 2011, compared to $245.5 million (or $13.06 per share) at December 31, 2010
  Paid dividends of $0.375 per share, or $0.125 per share for each of January, February, and March 2011
  Declared second quarter 2011 dividends of $0.39 per share, or $0.13 per share for each of April, May, and June 2011, representing a 4% increase over dividends paid in first quarter 2011
  Closed $39.2 million in new portfolio investments, including both lower middle market portfolio investments and privately placed portfolio debt investments
  Completed public offering for 4,025,000 shares of common stock at $18.35 per share (141% of the then latest reported Net Asset Value per share) for net proceeds of $70.3 million
  Expanded the three-year credit facility (the "Credit Facility") from $85 million to $100 million in total commitments

First Quarter 2011 Operating Results

For the first quarter of 2011, total investment income was $13.4 million, an 89% increase over the $7.1 million of total investment income for the corresponding period of 2010. This comparable period increase was principally attributable to (i) a $5.2 million increase in interest income from higher average levels of both portfolio debt investments and interest-bearing marketable securities and idle funds investments, (ii) a $0.6 million increase in fee income due to higher levels of transaction activity, and (iii) a $0.5 million increase in dividend income from portfolio equity investments. The $5.2 million increase in interest income included $0.6 million of non-recurring interest income due to higher levels of prepayment and repricing activity of debt investments.

The $0.4 million of share-based compensation expense recognized during the first quarter of 2011 related to non-cash amortization expense for restricted share grants. Operating expenses (total expenses excluding share-based compensation expense) increased to $5.5 million in the first quarter of 2011 from $3.6 million in the corresponding period of 2010. This comparable period increase in operating expenses was principally attributable to (i) higher interest expense of $0.9 million as a result of the issuance of an additional $75 million in SBIC debentures subsequent to the first quarter of 2010 and increased borrowing activity under the Credit Facility and (ii) higher compensation and other operating expenses of $0.9 million as a result of the significant increase in investment income and portfolio investments compared to the corresponding period of 2010.

Distributable net investment income, which is net investment income before non-cash, share-based compensation expense, increased 122% to $7.8 million, or $0.40 per share, in the first quarter of 2011 compared with $3.5 million, or $0.24 per share, in the corresponding period of 2010.(1) (5) The increase in distributable net investment income was primarily due to higher levels of total investment income partially offset by higher interest and other operating expenses, due to the changes discussed above. Distributable net investment income on a per share basis for the first quarter of 2011 reflects (i) approximately $0.03 per share of non-recurring investment income due to prepayment and repricing activity as discussed above and (ii) a greater number of average shares outstanding compared to the corresponding period in 2010 due primarily to the March 2011 and August 2010 follow-on stock offerings.

Distributable net realized income, which is net realized income before non-cash, share-based compensation expense, increased to $7.8 million, or $0.40 per share, in the first quarter of 2011 compared with distributable net realized loss of $0.5 million, or $0.04 per share, in the corresponding period of 2010 due to the higher levels of distributable net investment income as well as the change in total net realized loss from investments.(1) (5) The $4.0 million net realized loss during the first quarter of 2010 was primarily attributable to the realized loss recognized on the exit of one portfolio company debt and equity investment.

The net increase in net assets resulting from operations attributable to common stock was $10.3 million, or $0.54 per share, in the first quarter of 2011 compared with $9.1 million, or $0.63 per share, in the corresponding period of 2010. The $4.1 million net change in unrealized appreciation during the first quarter of 2011 was principally attributable to unrealized appreciation on 31 portfolio investments totaling $8.4 million, partially offset by unrealized depreciation on 12 portfolio investments totaling $4.3 million. For the first quarter of 2011, Main Street also recognized a net income tax provision of $1.2 million principally related to deferred taxes on net unrealized appreciation of equity investments held in its taxable subsidiaries.

Liquidity and Capital Resources

As of March 31, 2011, Main Street had approximately $127.8 million in cash and cash equivalents, marketable securities and idle funds investments. In March 2011, Main Street completed a follow-on public stock offering in which it sold 4,025,000 shares of common stock, including the underwriters' full exercise of the over-allotment option, at a price to the public of $18.35 per share (or approximately 141% of the then latest reported Net Asset Value per share), resulting in total net proceeds of approximately $70.3 million, after deducting underwriters' commissions and offering costs. In January 2011, Main Street closed an expansion of the Credit Facility from $85 million to $100 million to provide additional liquidity in support of future investment and operational activities. The $15 million increase in total commitments pursuant to an accordion feature under the Credit Facility related to a new lender relationship which further diversifies the Main Street lending group to a total of six participants. The accordion feature allows for the expansion of the size of the Credit Facility up to $150 million subject to certain conditions. Borrowings under the Credit Facility bear interest on a per annum basis equal to the applicable LIBOR rate plus 2.50%, and the Credit Facility has a September 2013 maturity date. As of March 31, 2011, Main Street had $15.0 million in outstanding borrowings under the Credit Facility.

As of March 31, 2011, Main Street had $210 million of SBIC debenture leverage outstanding which bears a weighted average fixed interest rate of approximately 5.1%, paid semi-annually, and matures ten years from original issuance. The weighted average duration for the existing SBIC leverage is approximately 7.3 years as of March 31, 2011. As of March 31, 2011, Main Street had access to an incremental $15 million in SBIC leverage capacity.

Lower Middle Market ("LMM") Portfolio Statistics (all as of March 31, 2011) (2)

Within its investment portfolio, Main Street had debt and equity investments in 48 LMM portfolio companies. Approximately 76% of Main Street's LMM portfolio investments at cost were in the form of secured debt investments, and 92% of these debt investments were secured by first priority liens on the assets of portfolio companies. The annual weighted average effective yield on Main Street's LMM portfolio debt investments was 14.6%, including amortization of deferred debt origination fees and accretion of original issue discount but excluding any debt investments on non-accrual status or liquidation fees payable upon repayment. Approximately 91% of Main Street's LMM portfolio debt investments at cost were structured at fixed interest rates with cash interest payments generally due monthly.

Based on information provided by Main Street's LMM portfolio companies, which Main Street has not independently verified, the portfolio companies had a weighted average net senior debt (senior interest-bearing debt through Main Street's debt position less cash and cash equivalents) to EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) ratio of approximately 2.5 to 1.0 and a total EBITDA to senior interest expense ratio of approximately 3.3 to 1.0. (4) Including all debt that is junior in priority to Main Street's debt position, these ratios were approximately 3.0 to 1.0 and 2.9 to 1.0, respectively.(4)

Main Street had equity ownership in 92% of its LMM portfolio companies and the average fully diluted equity ownership in those portfolio companies was approximately 34%.

Included at the end of this press release is a summary table which presents a sequential quarterly comparison of Main Street's LMM portfolio statistics as of March 31, 2011 and December 31, 2010.

Privately Placed Portfolio Investments (all as of March 31, 2011) (3)

Main Street had privately placed portfolio investments in 16 companies collectively totaling approximately $75.6 million in fair value with a total cost basis of approximately $72.8 million. Privately placed portfolio investments are generally made in companies larger in size than Main Street's LMM portfolio companies and are included in the "Non-Control/Non-Affiliate investments" section of Main Street's balance sheet. The weighted average revenues for the 16 privately placed portfolio company investments was approximately $463 million. All of Main Street's privately placed portfolio investments were in the form of debt investments and 65% of such debt investments at cost were secured by first priority liens on portfolio company assets. The weighted average effective yield on Main Street's privately placed portfolio debt investments was approximately 11.3%.(3)

Portfolio Quality

Based upon Main Street's internal investment rating system, with a rating of "1" being the highest and a rating of "5" being the lowest, the weighted average investment rating for Main Street's investment portfolio was 2.3 at March 31, 2011 and December 31, 2010. As of March 31, 2011, Main Street had three investments on non-accrual status that represented 2.0% of the portfolio at fair value and 4.1% of the portfolio at cost (or 1.6% and 3.3%, respectively with the inclusion of marketable securities and idle funds investments). Main Street's portfolio investments at fair value were approximately 109% of the related cost basis as of March 31, 2011.

First Quarter Financial Results Conference Call / Webcast

Main Street has scheduled a conference call for Friday, May 6, 2011 at 10:00 a.m. Eastern Time to discuss the first quarter 2011 financial results.

You may access the conference call by dialing 480-629-9818 or 877-941-8609 and quote passcode 4435630 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Main Street web site at http://www.mainstcapital.com.

A telephonic replay of the conference call will be available through Friday, May 13, 2011 and may be accessed by dialing 303-590-3030 and using the passcode 4435630. An audio archive of the conference call will also be available on the investor relations section of the company's website at http://www.mainstcapital.com shortly after the call and will be accessible for approximately 90 days.

For a more detailed discussion of the financial and other information included in this press release, please refer to the Main Street Form 10-Q for the three months ended March 31, 2011 to be filed with the Securities and Exchange Commission (www.sec.gov) and Main Street's First Quarter 2011 Investor Presentation to be posted on the investor relations section of the Main Street web site at http://www.mainstcapital.com.

(1) Distributable net investment income and distributable net realized income are net investment income and net realized income, respectively, as determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. Main Street believes presenting distributable net investment income, distributable net realized income, and related per share measures are useful and appropriate supplemental disclosures for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income and distributable net realized income are non-GAAP measures and should not be considered as a replacement to net investment income, net realized income, and other earnings measures presented in accordance with GAAP. Instead, distributable net investment income and distributable net realized income should be reviewed only in connection with such GAAP measures in analyzing Main Street's financial performance. A reconciliation of net investment income and net realized income in accordance with GAAP to distributable net investment income and distributable net realized income is detailed in the financial tables included with this press release.

(2) All LMM portfolio statistics are calculated exclusive of Main Street's privately placed portfolio investments, marketable securities and idle funds investments, and Main Street's investment in Main Street Capital Partners, LLC, the wholly owned Investment Manager.

(3) Privately placed portfolio debt investments include investments made through direct or secondary purchases of interest-bearing securities in companies that are generally larger in size than the companies included in Main Street's LMM investment portfolio. Weighted average effective yield on privately placed portfolio investments includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes any liquidation fees payable upon repayment.

(4) Excludes one investment that is in the "rapid growth" phase of its business life cycle with high customer acquisition costs.

(5) Per share amounts exclude the earnings attributable to the remaining noncontrolling equity interest in MSC II not owned by Main Street.

ABOUT MAIN STREET CAPITAL CORPORATION

Main Street (www.mainstcapital.com) is a principal investment firm that primarily provides long-term debt and equity capital to lower middle market companies. Main Street's lower middle market investments are made to support management buyouts, recapitalizations, growth financings and acquisitions of companies that operate in diverse industry sectors and generally have annual revenues ranging from $10 million to $100 million. Main Street seeks to partner with entrepreneurs, business owners and management teams and generally provides "one stop" financing alternatives within its lower middle market portfolio. Main Street also maintains a portfolio of privately placed secured, interest-bearing debt investments in middle market businesses that are generally larger in size than its lower middle market portfolio companies.

FORWARD-LOOKING STATEMENTS

Main Street cautions that statements in this press release which are forward-looking and provide other than historical information involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this press release are based on current conditions and include statements regarding our goals, beliefs, strategies and future operating results and cash flows, including but not limited to our estimates regarding the incremental amount of SBIC or other leverage available to us. Although our management believes that the expectations reflected in those forward-looking statements are reasonable, Main Street can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; changes in laws and regulations that may adversely impact our operations or the operations of one or more of our portfolio companies; the operating and financial performance of our portfolio companies; retention of key investment personnel; competitive factors; and such other factors described under the captions "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors" included in our filings with the Securities and Exchange Commission (www.sec.gov). Main Street undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

Contacts:
Main Street Capital Corporation
Todd A. Reppert, President and CFO
treppert@mainstcapital.com / 713-350-6000

Dennard Rupp Gray & Lascar, LLC
Ken Dennard / ksdennard@drg-l.com
Ben Burnham / bburnham@drg-l.com
713-529-6600

MAIN STREET CAPITAL CORPORATION
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010

INVESTMENT INCOME:
Interest, fee and dividend income:
Control investments	$ 5,649,762	$ 3,595,308
Affiliate investments	2,146,419	1,808,613
Non-Control/Non-Affiliate investments	3,331,109	863,396
Total interest, fee and dividend income	11,127,290	6,267,317
Interest from marketable securities, idle funds and other	2,247,282	825,522
Total investment income	13,374,572	7,092,839
EXPENSES:
Interest	(2,902,205)	(1,993,237)
General and administrative	(507,182)	(425,704)
Expenses reimbursed to affiliated Investment Manager	(2,129,806)	(1,152,187)
Share-based compensation	(442,897)	(301,458)
Total expenses	(5,982,090)	(3,872,586)
NET INVESTMENT INCOME	7,392,482	3,220,253

NET REALIZED LOSS FROM INVESTMENTS:
Control investments	-	(4,020,918)
Marketable securities and idle funds investments	-	(39,539)
Total net realized loss from investments	-	(4,060,457)
NET REALIZED INCOME (LOSS)	7,392,482	(840,204)

NET CHANGE IN UNREALIZED
APPRECIATION (DEPRECIATION):
Portfolio investments	4,018,584	5,114,659
Marketable securities and idle funds investments	114,743	253,304
SBIC debentures	38,632	281,193
Investment in affiliated Investment Manager	(41,306)	(145,079)
Total net change in unrealized appreciation	4,130,653	5,504,077

Income tax (provision) benefit	(1,200,405)	(384,574)
Bargain purchase gain	-	4,890,582
NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS	10,322,730	9,169,881
Noncontrolling interest	-	(113,336)
NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS ATTRIBUTABLE TO COMMON STOCK	$ 10,322,730	$ 9,056,545

NET INVESTMENT INCOME PER SHARE - BASIC AND
DILUTED	$ 0.38	$ 0.22
NET REALIZED INCOME (LOSS) PER SHARE -
BASIC AND DILUTED	$ 0.38	$ (0.06)
NET INCREASE IN NET ASSETS RESULTING FROM
OPERATIONS ATTRIBUTABLE TO COMMON
STOCK PER SHARE - BASIC AND DILUTED	$ 0.54	$ 0.63
DIVIDENDS PAID PER SHARE	$ 0.38	$ 0.38
WEIGHTED AVERAGE SHARES OUTSTANDING -
BASIC AND DILUTED	19,217,690	14,356,785

MAIN STREET CAPITAL CORPORATION
Consolidated Balance Sheets

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS

Portfolio investments at fair value:
Control investments (cost: $189,560,249 and $161,009,443 as of
March 31, 2011 and December 31, 2010, respectively)	$ 204,890,251	$ 174,596,394
Affiliate investments (cost: $68,681,860 and $65,650,789 as of
March 31, 2011 and December 31, 2010, respectively)	84,810,550	80,206,804
Non-Control/Non-Affiliate investments (cost: $99,475,430 and
$91,911,304 as of March 31, 2011 and December 31, 2010, respectively)	100,815,305	91,956,221
Investment in affiliated Investment Manager (cost: $4,284,042 as of
March 31, 2011 and December 31, 2010)	2,010,349	2,051,655

Total portfolio investments (cost: $362,001,581 and $322,855,578 as of
March 31, 2011 and December 31, 2010, respectively)	392,526,455	348,811,074
Marketable securities and idle funds investments (cost: $97,854,377 and $67,970,907
as of March 31, 2011 and December 31, 2010, respectively)	98,751,072	68,752,858

Total investments (cost: $459,855,958 and $390,826,485 as of
March 31, 2011 and December 31, 2010, respectively)	491,277,527	417,563,932

Cash and cash equivalents	29,064,271	22,334,340
Deferred tax asset	808,186	1,958,593
Interest receivable and other assets	5,180,003	4,523,792
Deferred financing costs (net of accumulated amortization of $1,650,229 and
$1,504,584 as of March 31, 2011 and December 31, 2010, respectively)	3,485,980	2,543,645

Total assets	$ 529,815,967	$ 448,924,302

LIABILITIES

SBIC debentures (par: $210,000,000 and $180,000,000 as of March 31, 2011 and
December 31, 2010, respectively; of which $70,519,343 and $70,557,975 are recorded
at fair value as of March 31, 2011 and December 31, 2010, respectively)	$ 185,519,343	$ 155,557,975
Credit facility	15,000,000	39,000,000
Interest payable	862,547	3,194,870
Dividend payable	2,183,176	-
Payable to affiliated Investment Manager	1,168,697	15,124
Accounts payable and other liabilities	1,731,819	1,173,295

Total liabilities	206,465,582	198,941,264
Commitments and contingencies

NET ASSETS

Common stock, $0.01 par value per share (150,000,000 shares authorized;
22,947,566 and 18,797,444 issued and outstanding
as of March 31, 2011 and December 31, 2010, respectively)	229,476	187,975
Additional paid-in capital	297,646,519	224,485,165
Accumulated net investment income	6,605,872	9,261,405
Accumulated net realized loss from investments	(20,541,897)	(20,541,897)
Net unrealized appreciation, net of income taxes	35,072,245	32,141,997

Total Net Asset Value	319,012,215	245,534,645

Noncontrolling interest	4,338,170	4,448,393

Total net assets including noncontrolling interests	323,350,385	249,983,038

Total liabilities and net assets	$ 529,815,967	$ 448,924,302

NET ASSET VALUE PER SHARE	$ 13.90	$ 13.06

MAIN STREET CAPITAL CORPORATION
Reconciliation of Distributable Net Investment Income and Distributable Net Realized Income
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Reconciliation of distributable net investment income and distributable net realized income:
Net investment income	$ 7,392,482	$ 3,220,253
Share-based compensation expense	442,897	301,458
Distributable net investment income	7,835,379	3,521,711
Net realized loss from investments	-	(4,060,457)
Distributable net realized income (loss)	$ 7,835,379	$ (538,746)

Per share amounts:
Distributable net investment income per share -
Basic and diluted (1)	$ 0.40	$ 0.24
Distributable net realized income (loss) per share -
Basic and diluted (1)	$ 0.40	$ (0.04)

MAIN STREET CAPITAL CORPORATION
Lower Middle Market (LMM) Portfolio Statistics (1)
(Unaudited)
	As of	As of
	March 31, 2011	December 31, 2010

Number of LMM portfolio companies	48	44

DEBT PORTFOLIO STATISTICS:

% of total portfolio as secured	76%	77%
debt (at cost)

% of debt portfolio as first lien	92%	91%
debt (at cost)

Weighted average effective yield (2)	14.6%	14.5%

PORTFOLIO COMPANY CREDIT STATISTICS: (3)(4)(5)

Net senior debt to EBITDA - excluding
debt junior to Main Street	2.5 to 1.0	2.5 to 1.0

EBITDA to interest expense -
excluding debt junior to Main Street	3.3 to 1.0	3.3 to 1.0

Total net debt to EBITDA	3.0 to 1.0	3.2 to 1.0

Total EBITDA to interest expense	2.9 to 1.0	2.8 to 1.0

EQUITY PORTFOLIO STATISTICS:

% of portfolio companies with equity ownership	92%	91%

Average equity ownership (fully diluted)	34%	33%

Notes for LMM portfolio statistics:

(1) The LMM portfolio statistics exclude privately placed portfolio investments, marketable securities and idle funds investments, and Main Street’s investment in Main Street Capital Partners, LLC, the wholly owned Investment Manager.

(2) Weighted average effective yield is calculated based upon LMM portfolio debt investments, including amortization of deferred debt origination fees and accretion of original issue discount, but excluding liquidation fees payable upon repayment and debt investments on non-accrual status.

(3) Excludes one investment that is in the "rapid growth" phase of its business life cycle with high customer acquisition costs.

(4) The portfolio company credit statistics are presented based upon the total net senior debt (interest-bearing senior debt through Main Street's debt position less cash and cash equivalents) and related total senior cash interest expense of the portfolio companies, as well as including the debt and cash interest expense related to portfolio company debt which is junior in priority to Main Street's debt investment.

(5) Portfolio company financial information has not been independently verified by Main Street.